EXHIBIT 10.42

              AMENDMENT TO BUSINESS CREDIT AND SECURITY AGREEMENT

      This Amendment is made to that certain Business Credit and Security Agreement dated as of March 1, 1997 by and among Elcom Services Group, Inc. (formerly known as Catalink Direct, Inc.) ("Borrower"; Borrower also being the successor by merger into it of Catalink Direct (Pennsylvania), Inc.) and Deutsche Financial Services Corporation ("DFS") (as amended, the "Agreement"). Capitalized terms used but not defined herein shall have the meanings given in the Agreement.

      WHEREAS, Borrower and DFS are parties to the Agreement and they now desire to amend the Agreement on and subject to the terms hereof:

      NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, DFS and Borrower agree as follows:

      1. Effective June 9, 1998 "Catalink Direct, Inc." changed its name to "Elcom Services Group, Inc." Effective December 31,1997, Catalink Direct (Pennsylvania), Inc. merged with and into Borrower. The Agreement is hereby amended in connection with the foregoing (i) by deleting each and every reference therein to "Catalink Direct (Pennsylvania), Inc." and replacing it with the one entity now known as "Elcom Services Group, Inc.", and (ii) such that there shall hereafter be only one Borrower, Elcom Services Group, Inc.

      2. The definition of "Permitted Purchase Money Indebtedness" in Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

              "'Permitted Purchase Money Indebtedness' shall mean Purchase Money Indebtedness of Borrower incurred in compliance with Section 9.2.12 which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and the capitalized lease obligations of Borrower at the time outstanding, does not exceed $15,000,000, provided, further that such amount shall at no time consist of obligations of Borrower to IBM Credit Corporation or any affiliate thereof in excess of the amount set forth on Schedule A attached hereto. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a capitalized lease obligation."

      All other terms as they appear in the Agreement, to the extent not inconsistent with the foregoing, are ratified and remain unchanged and in full force and effect.

      IN WITNESS WHEREOF, Borrower and DFS have executed this Amendment to Business Credit and Security Agreement as of the twenty-fourth day of June, 1998.


                                                   ELCOM SERVICES GROUP, INC.
                                                  (F/K/A CATALINK DIRECT, INC.)

ATTEST: /s/A. J. Gauvin                       By:     /s/L. F. Mulhern
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       Assistant Secretary                    Title: Chief Financial Officer
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                                       DEUTSCHE FINANCIAL SERVICES CORPORATION

                                               By:    /s/ A .D. Hartford
                                                    ------------------------
                                               Title: Regional Branch Manager
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